Exhibit 99.1

Media: Kathy Schoettlin (812) 465-7269

February 16, 2022	Investors: Lynell Walton (812) 464-1366

Old National and First Midwest Complete Merger of Equals

EVANSVILLE, Ind. and CHICAGO, Ill. February 16, 2022 – Old National Bancorp (“Old National”) (NASDAQ: ONB) and First Midwest Bancorp, Inc. (“First Midwest”) jointly announced today they have completed their all-stock merger of equals, announced on June 1, 2021.

The combined company creates the sixth largest commercial bank headquartered in the Midwest based on assets, with more than $46 billion of combined assets, $34 billion of assets under management, strong commercial banking capabilities, a robust retail footprint and a significant wealth platform.

“The completion of this partnership marks an historic milestone for both Old National and First Midwest,” said Jim Ryan, CEO of Old National. “We are excited to bring the promise of our two companies together and leverage our talent, expertise and increased scale and market presence to benefit our clients, team members, communities and shareholders.”

“This combination makes us one of the Midwest’s largest commercial banks and positions us well for continued expansion, investment, and innovation in talent, capabilities and services,” said Mike Scudder, Executive Chairman of the combined company. “We look forward to building upon the strong legacy of exceptional relationship banking and community engagement that both banks have developed over several decades to create even more opportunities to help our clients achieve financial success.”

The combined organization will operate under the Old National Bancorp and Old National Bank names, with dual headquarters in Evansville and Chicago. Clients will continue to be served through their respective Old National or First Midwest branches, websites, mobile apps, financial advisors and relationship managers until the system conversion is complete, which is anticipated in July 2022. For convenience, clients can continue to use the full ATM network of both banks for cash withdrawals at no charge.

Board of Directors

The combined company’s Board of Directors consists of 16 members with eight directors from Old National and eight directors from First Midwest:

•	Mike Scudder, Executive Chairman
•	Becky Skillman, Lead Independent Director
•	Barbara Boigegrain
•	Tom Brown
•	Kathryn Hayley
•	Pete Henseler
•	Dan Hermann
•	Ryan Kitchell
•	Austin Ramirez
•	Ellen Rudnick
•	Jim Ryan
•	Tom Salmon

1 of 3

•	Michael Small
•	Derrick Stewart
•	Steve Van Ardsell
•	Kathy White

At the effective time of the merger on February 15, 2022, each share of First Midwest common stock was converted into the right to receive 1.1336 shares of Old National common stock, with First Midwest stockholders receiving cash in lieu of fractional shares. Former First Midwest stockholders collectively represent approximately 44% of the combined company.

Shares of First Midwest ceased trading after the closing of the NASDAQ stock market on February 15, 2022. The combined company’s common shares will trade on NASDAQ under ticker symbol “ONB.”

In addition, each share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, of First Midwest outstanding and each share of 7.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series C, of First Midwest (collectively, the “First Midwest preferred stock”) was converted, respectively, into the right to receive one share of a newly created series A and series C of preferred stock of Old National (the “Old National preferred stock”) at the effective time of the merger. Each outstanding First Midwest depositary share representing a 1/40th interest in a share of the applicable series of First Midwest preferred stock was converted into an Old National depositary share representing a 1/40th interest in a share of the applicable series of the Old National preferred stock (NASDAQ: ONBPP and ONBPO).

About Old National

Old National Bancorp (NASDAQ: ONB), the holding company of Old National Bank, is the largest bank holding company headquartered in Indiana. With more than $46 billion of assets and $34 billion of assets under management, it ranks among the top 35 banking companies in the U.S. and has been recognized as a World’s Most Ethical Company by the Ethisphere Institute for 10 consecutive years. Since its founding in Evansville in 1834, Old National Bank has focused on community banking by building long-term, highly valued partnerships and keeping our clients at the center of all we do. Today, Old National’s footprint includes Illinois, Indiana, Iowa, Kentucky, Michigan, Minnesota and Wisconsin. In addition to providing extensive services in retail and commercial banking, Old National offers comprehensive wealth management, investment and capital market services. For more information and financial data, please visit Investor Relations at oldnational.com.

Cautionary Note Regarding Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Old National’s beliefs, goals, intentions, and expectations regarding the transaction, revenues, earnings, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected cost savings, synergies and other anticipated benefits from the transaction; and other statements that are not historical facts.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the transaction.

2 of 3

Additionally, forward-looking statements speak only as of the date they are made; Old National does not assume any duty, and do not undertake, to update such forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Old National. Such statements are based upon the current beliefs and expectations of the management of Old National and are subject to significant risks and uncertainties outside of the control of Old National. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those related to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III regulatory capital reforms, as well as those involving the OCC, Federal Reserve, FDIC, and CFPB; the outcome of any legal proceedings that may be instituted against Old National; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Old National does business; and other factors that may affect the future results of Old National. Additional factors that could cause results to differ materially from those described above can be found in Old National’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the Securities and Exchange Commission (the “SEC”) and in other documents Old National files with the SEC.

3 of 3